Exhibit 99.1

Media Relations Contact:	Investor Relations Contact:
Holly Gilthorpe	Matthew Langdon
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-5624	(650) 846-5747
hgilthorpe@tibco.com	mlangdon@tibco.com

TIBCO SOFTWARE GROWS TOTAL REVENUE BY 23% OVER Q4 2009

Full Year Non-GAAP EPS of $0.76 Increases by 38% over 2009

PALO ALTO, Calif., December 21, 2010 – TIBCO Software Inc. (Nasdaq: TIBX) today announced results for its fourth quarter and fiscal year, which ended on November 30, 2010.

Total revenue for the fourth quarter of fiscal 2010 was $241.2 million and net income was $37.5 million, or $0.22 per diluted share. This compares to total revenue of $195.6 million and net income of $31.7 million, or $0.18 per diluted share, as reported for the fourth quarter of fiscal 2009.

On a non-GAAP basis, net income for the fourth quarter of fiscal 2010 was $53.8 million or $0.31 per diluted share, compared with $39.2 million or $0.23 per diluted share for the fourth quarter of fiscal 2009. Non-GAAP operating income for the fourth quarter of fiscal 2010 was $76.2 million, resulting in a non-GAAP operating margin of 32%. This compares to non-GAAP operating income of $58.3 million, or a 30% non-GAAP operating margin in the fourth quarter of fiscal 2009. Non-GAAP results exclude stock-based compensation expense, amortization of acquired intangible assets, acquisition related and other expenses and restructuring activities and assume a non-GAAP effective tax rate of 30% for fiscal 2010 and 32% for fiscal 2009.

“TIBCO turned in an excellent year in 2010 – demonstrating our innovation leadership, broadening our business model, and delivering substantially higher growth and profit to our shareholders,” said Vivek Ranadivé, TIBCO’s chairman and chief executive officer. “As we turn to 2011, we are in an excellent position to benefit from three key trends in enterprise IT: mobility, cloud computing and real-time information. These trends are generating massive amounts of data and increasing IT complexity, which plays to our core strengths of simplifying systems deployment and integration and distilling insight from disparate pools of information.”

Fourth Quarter Fiscal 2010 Highlights

•	Record quarterly total revenue of $241.2 million;

•	License revenue was $114.7 million;

•	Non-GAAP operating margin was 32%;

•	Repurchased 5.8 million shares;

•	Strong mix of business across major industries including Financial Services, Telecommunications, Energy, Government, Manufacturing, Transportation & Logistics, and Life Sciences;

•	TIBCO closed 164 deals over $100k and had 25 deals over $1 million; and

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TIBCO expanded its business with leading companies and agencies in the fourth quarter such as ConEdison Solutions, The Cooper Companies, DekaBank, Ingram Book Group, MGM Resorts International Operations, Macy’s, Metcash Trading Limited, Orient Overseas Container Line, and Shinhan Bank.

Full Year Fiscal 2010 Highlights

•	Total revenue of $754.0 million;

•	Non-GAAP operating margin was 25%;

•	Record non-GAAP EPS of $0.76, vs. $0.55 for fiscal 2009;

•	Cash flow from operations of $148.8 million; and

•	Repurchased 15.1 million shares.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its fourth quarter results. The conference call will be hosted by InterCall and may be accessed over the internet at www.tibco.com or via dial-in at 877-293-9114 or 706-758-2055. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight PT on January 21, 2011 at www.tibco.com or via dial-in at 800-642-1687 or 706-645-9291. The pass code for both the call and the replay is 29493957.

About TIBCO

TIBCO Software Inc. (NASDAQ: TIBX) is a provider of infrastructure software for companies to use on-premise or as part of cloud computing environments. Whether it’s optimizing claims, processing trades, cross-selling products based on real-time customer behavior, or averting a crisis before it happens, TIBCO provides companies the two-second advantageTM – the ability to capture the right information at the right time and act on it preemptively for a competitive advantage. More than 4,000 customers worldwide rely on TIBCO to manage information, decisions, processes and applications in real time. Learn more at www.tibco.com.

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TIBCO, The Power of Now, the two-second advantage, and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for fourth quarter of fiscal year 2010 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding the ability of TIBCO to benefit from three key trends in enterprise IT: mobility, cloud computing and real-time information are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: our ability to adapt to new technologies and evolving industry trends; and competitive factors, including but not limited to competition from alternative business models, industry consolidation and new product introductions. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2009 and Quarterly Report on Form 10-Q for the quarter ended August 29, 2010. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	November 30,
	2010	2009 (1)
ASSETS

Current assets:
Cash and cash equivalents	$245,302	$292,529
Short-term investments	191	307
Accounts receivable, net	185,740	154,744
Prepaid expenses and other current assets	57,889	52,657

Total current assets	489,122	500,237

Property and equipment, net	88,523	94,631
Goodwill	409,545	374,285
Acquired intangible assets, net	104,818	83,060
Long-term deferred income tax assets	66,671	70,057
Other assets	46,320	44,069

Total assets	$1,204,999	$1,166,339

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$23,815	$18,350
Accrued liabilities	108,576	96,595
Deferred revenue	182,895	159,241
Current portion of long-term debt	2,269	2,148
Accrued restructuring costs	2,714	5,848

Total current liabilities	320,269	282,182

Long-term deferred revenue	15,212	15,353
Long-term deferred income tax liabilities	4,257	9,257
Long-term income tax liabilities	14,044	17,045
Long-term debt, less current portion	38,108	40,377
Accrued restructuring costs, less current portion	513	1,083
Other long-term liabilities	2,865	3,561

Total long-term liabilities	74,999	86,676

Total liabilities	395,268	368,858

Total equity	809,731	797,481

Total liabilities and equity	$1,204,999	$1,166,339

(1)	On December 1, 2009, TIBCO adopted a new accounting standard related to the presentation of noncontrolling interest. Prior period results have been adjusted to conform with this new accounting standard.

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended November 30,		Year Ended November 30,
	2010	2009 (1)	2010	2009 (1)
Revenue:
License	$114,695	$94,674	$301,532	$247,237
Service and maintenance	126,522	100,896	452,475	374,151

Total revenue	241,217	195,570	754,007	621,388

Cost of revenue:
License	10,738	7,899	35,325	28,252
Service and maintenance	47,079	34,898	162,468	130,800

Total cost of revenue	57,817	42,797	197,793	159,052

Gross profit	183,400	152,773	556,214	462,336

Operating expenses:
Research and development	35,680	30,848	124,654	108,691
Sales and marketing	71,736	59,984	240,357	204,212
General and administrative	13,617	13,494	49,260	46,666
Amortization of acquired intangible assets	4,624	3,606	16,414	14,165
Acquisition related and other (2)	881	—	3,421	—
Restructuring	121	—	6,953	—

Total operating expenses	126,659	107,932	441,059	373,734

Income from operations	56,741	44,841	115,155	88,602

Interest income	523	212	1,349	2,265
Interest expense	(1,020)	(756)	(4,123)	(2,968)
Other income (expense), net	(543)	46	(1,509)	1,718

Income before provision for income taxes and noncontrolling interest	55,701	44,343	110,872	89,617

Provision for income taxes	18,065	12,518	32,401	27,097

Net income	37,636	31,825	78,471	62,520

Less: Net income attributable to noncontrolling interest	142	92	383	218

Net income attributable to TIBCO Software Inc.	$37,494	$31,733	$78,088	$62,302

Net income per share attributable to TIBCO Software Inc.:
Basic	$0.23	$0.19	$0.49	$0.37

Diluted	$0.22	$0.18	$0.46	$0.36

Shares used to compute net income per share attributable to TIBCO Software Inc.:
Basic	160,013	164,925	160,959	168,970

Diluted	172,899	171,886	170,953	172,328

(1)	On December 1, 2009, TIBCO adopted a new accounting standard related to the presentation of noncontrolling interest. Prior period results have been adjusted to conform with this new accounting standard.
(2)	Prior to the adoption of new amended guidance for business combinations effective December 1, 2009, the majority of acquisition related and other expenses were capitalized.

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Year Ended November 30,
	2010	2009 (1)
Cash flows from operating activities:
Net income	$78,471	$62,520
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	13,414	15,107
Amortization of acquired intangible assets	32,494	27,628
Stock-based compensation	32,248	23,546
Deferred income tax	(8,478)	(12,630)
Tax benefits related to stock benefit plans	30,626	21,573
Excess tax benefits from stock-based compensation	(21,510)	(17,016)
Other non-cash adjustments, net	225	1,207
Changes in assets and liabilities:
Accounts receivable	(25,909)	(20,896)
Prepaid expenses and other assets	14,518	7,465
Accounts payable	3,829	2,300
Accrued liabilities and excess facilities costs	(12,553)	(7,735)
Deferred revenue	11,382	12,328

Net cash provided by operating activities	148,757	115,397

Cash flows from investing activities:
Maturities and sales of short-term investments	183	12,448
Acquisitions, net of cash acquired	(78,573)	(27,340)
Proceeds from private equity investments	485	117
Purchases of property and equipment	(6,399)	(5,388)
Restricted cash pledged as security	(5,498)	(2,571)

Net cash used in investing activities	(89,802)	(22,734)

Cash flows from financing activities:
Proceeds from issuance of common stock	80,800	26,120
Repurchases of the Company’s common stock	(204,280)	(106,447)
Excess tax benefits from stock-based compensation	21,510	17,016
Principal payments on long-term debt	(3,492)	(2,033)
Payment of issuance costs on line of credit	—	(2,317)

Net cash used in financing activities	(105,462)	(67,661)

Effect of foreign exchange rate changes on cash and cash equivalents	(720)	13,127

Net change in cash and cash equivalents	(47,227)	38,129

Cash and cash equivalents at beginning of period	292,529	254,400

Cash and cash equivalents at end of period	$245,302	$292,529

(1)	On December 1, 2009, TIBCO adopted a new accounting standard related to the presentation of noncontrolling interest. Prior period results have been adjusted to conform with this new accounting standard.

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, costs related to formal restructuring activities, acquisition-related and other expenses, gains and losses on equity investments, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Stock-based Compensation

TIBCO incurs stock-based compensation expense. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Finally,

TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Acquisition-related and Other Expenses

TIBCO has incurred acquisition-related and other expenses which consist of costs incurred after the issuance of a definitive term sheet for a particular transaction (whether or not such transaction is ultimately completed, remains in process or is not completed) and include legal, banker, accounting and other advisory fees of third parties and severance costs for employees of the acquired company that are terminated within 90 days of the acquisition date. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating these expenses from its non-GAAP measures is useful to investors, because it generally would not have otherwise incurred such expenses in the periods presented as part of its continuing operations. The acquisition-related and other expenses are not recurring with respect to past transactions, can be inconsistent in amount and frequency from period to period and are significantly impacted by the timing and magnitude of TIBCO’s acquisitions. While these expenses are not recurring with respect to past transactions, TIBCO generally will incur these expenses in connection with any future acquisitions.

Restructuring Activities

TIBCO has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended November 30,				Year Ended November 30,
	2010		2009		2010		2009
	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.

GAAP	$56,741	$37,494	$44,841	$31,733	$115,155	$78,088	$88,602	$62,302
Amortization of intangible assets - cost of revenue	4,635	4,635	3,455	3,455	16,080	16,080	13,463	13,463
Amortization of intangible assets - operating expense	4,624	4,624	3,606	3,606	16,414	16,414	14,165	14,165
Stock-based compensation - cost of revenue	800	800	626	626	2,909	2,909	2,526	2,526
Stock-based compensation - R&D expense	2,239	2,239	1,457	1,457	8,065	8,065	5,597	5,597
Stock-based compensation - S&M expense	3,410	3,410	2,122	2,122	11,390	11,390	7,440	7,440
Stock-based compensation - G&A expense	2,706	2,706	2,186	2,186	9,884	9,884	7,983	7,983
Acquisition related and other	881	881	—	—	3,421	3,421	—	—
Restructuring	121	121	—	—	6,953	6,953	—	—
Income tax adjustment for non-GAAP (1)	—	(3,067)	—	(5,976)	—	(23,395)	—	(17,956)

Non-GAAP	$76,157	$53,843	$58,293	$39,209	$190,271	$129,809	$139,776	$95,520

Diluted net income per share attributable to TIBCO Software Inc.:

GAAP		$0.22		$0.18		$0.46		$0.36

Non-GAAP		$0.31		$0.23		$0.76		$0.55

Shares used to compute diluted net income per share attributable to TIBCO Software Inc.:		172,899		171,886		170,953		172,328

(1)	The estimated non-GAAP effective tax rate was 30% and 32% for fiscal 2010 and 2009, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.